Exhibit 99

FOR IMMEDIATE RELEASE

ADP REPORTS THIRD QUARTER FISCAL 2006 RESULTS;
REVENUES GROW 10%; EPS FROM CONTINUING OPERATIONS INCREASES 24%;
AFFIRMS FISCAL 2006 GUIDANCE

ROSELAND, NJ, April 28, 2006 - Automatic Data Processing, Inc. (NYSE:ADP) reported 10% revenue growth, to $2.4 billion, and $0.61 earnings per share from continuing operations for the third fiscal quarter ended March 31, 2006, Arthur F. Weinbach, chairman and chief executive officer, announced today. On an as reported basis, including stock compensation expense in the current period, pretax and net earnings from continuing operations grew 12% and 11%, respectively, and diluted earnings per share from continuing operations increased 13% from $0.54 per share a year ago. Fiscal 2006 earnings comparisons are affected by the inclusion of stock compensation expense as of July 1, 2005. On a comparable basis, including stock compensation expense in the third quarter of fiscal 2005, pretax and net earnings from continuing operations each grew 22%, and diluted earnings per share from continuing operations increased 24% from $0.49 per share a year ago.

On April 13, 2006, ADP completed the sale of its Claims Services (CSG) business with annual revenues of approximately $415 million. ADP expects to report a one-time pretax gain of approximately $600 million, or $480 million after tax, and net cash from the transaction of approximately $760 million, which are subject to final closing adjustments. Third quarter and year-to-date revenues and pretax earnings from continuing operations for fiscal 2006 and fiscal 2005 do not include CSG. The results of operations for this business are reported within discontinued operations in the third quarter and in prior periods. The one-time gain from this transaction will be reported in discontinued operations in the fourth quarter.

Commenting on the results, Mr. Weinbach said, “We are pleased with our strong results for the third quarter. Employer Services’ revenues increased 9%, with 10% internal growth, compared with the third quarter last year. In the United States, revenues from our core payroll and payroll tax filing business grew 8% in the quarter and beyond payroll revenues grew 14%. New business sales in the quarter, which reflect annualized recurring revenues anticipated from new orders, grew 8% in the United States and 10% worldwide. As we anticipated, our international business sales results were strong. We are forecasting about 10% sales growth for the year. In the United States, the number of employees on our clients’ payrolls increased 2.7%, with growth in all market segments. The number of employees on our clients’ payrolls in Europe continued to hold flat for a second consecutive quarter after several quarters of decline. During this critical year-end retention period we reached a new record level of client retention in the United States for both the third quarter and year to date.

 “Brokerage Services’ revenues grew 6%, all internal, compared with last year’s third quarter, driven primarily by growth in our beyond beneficial products within our investor communications business. Revenues from new sales in transaction reporting and increased volumes from existing clients in fulfillment drove beyond beneficial products’ revenue growth of 18%. Beneficial proxy and interim communications revenues declined 3% in the quarter due to timing of equity proxy mailings and less mutual fund meeting activity, partially offset by stock record growth. Back office revenues grew 4%, reflecting increased trade volumes of 17%, partially offset by a decline in revenue per trade of 13% resulting from a higher level of lower-rate institutional trades. Brokerage Services’ pretax margin declined 260 basis points due to investor communications’ higher new business implementation costs, various one-time charges and a change in the mix of mailings in the quarter. Securities Clearing and Outsourcing Services’ (SCOS) revenues were $21 million for the quarter, in line with our expectations. SCOS sales and sales pipeline continue to be strong and ahead of our expectations.

“Dealer Services’ revenues grew 21%, 4% internally, favorably impacted by the acquisition of UK-based Kerridge Computer Company Ltd. Pretax margin declined 250 basis points primarily due to restructuring charges relating to the Kerridge acquisition. Dealer Services was awarded a new sales contract to be the sole dealer management systems (DMS) provider for a large dealership group in the United States with approximately 95 dealer sites. 70% of these sites already use ADP Dealer Services’ DMS and we expect to convert the remaining 30% over the next 18 - 20 months.

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“Interest on client funds grew nearly 34% over last year’s third quarter, to $166 million, based on a 10% increase in average client funds balances and higher interest rates. For the full year, we are forecasting client funds interest income of over $540 million. This forecast is based on 10% anticipated growth in average balances and a portfolio yield of about 4% for the full year, an improvement of 60 basis points.

“Pretax earnings in “Other” increased $57 million in the third quarter, assuming stock compensation was expensed in last year’s third quarter, primarily due to a decline in the client funds interest offset of $25.8 million, lower net realized losses of $9.5 million and lower stock compensation expense of $4.6 million.

“We continue to anticipate 10% revenue growth for fiscal 2006, and 200 basis points of overall pretax margin expansion. For the full year, we are forecasting pretax margin expansion for Employer Services and Brokerage Services of 100 basis points and 40 basis points, respectively, as well as improvement in the client funds interest offset and lower stock compensation expense. Dealer Services’ pretax margin is forecasted to decline 50 basis points as we integrate the Kerridge acquisition. Our earnings per share forecast from continuing operations of $1.83 - $1.86, or 24% - 26% growth, remains unchanged. The forecast includes $10 million of increased income tax expense from an anticipated cash repatriation of the international cash proceeds from the sale of CSG and assumes stock compensation was expensed in fiscal 2005. We remain confident in achieving results toward the high end of the range.

“Corporate cash and marketable securities were $2.0 billion at March 31, 2006 prior to the inclusion of approximately $760 million net cash received from the April 13, 2006 sale of CSG. Fiscal year-to-date, we have acquired over 12.6 million ADP shares for treasury for approximately $565 million. Share buy-back activity has increased, and we plan to continue to increase the level of share buybacks because we are optimistic about our future opportunities,” Mr. Weinbach concluded.

The following items reflect the operations of CSG and the Brokerage Services’ financial print business as discontinued businesses and are posted to the investor relations home page (http://www.investquest.com/iq/a/aud/index.htm) of our website at www.adp.com under financial data:

•	Quarterly and full-year statements of earnings for fiscal 2005 (not adjusted for stock compensation expense)
•	Statements of earnings for the first and second quarters of fiscal 2006
•	Tables containing fiscal 2005 quarterly detail adjusted for stock compensation expense
•	Historical revenue and pretax margin by reportable segment (periods prior to fiscal year 2006 are not adjusted for stock compensation expense)

An analyst conference call to review the third quarter results will be held today, Friday, April 28, at 1:30 p.m. EDT. A live audio webcast of the call will be available to the public on a listen-only basis. To listen to the webcast go to www.adp.com and click on the webcast icon. ADP’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

ADP, with over $8.0 billion in revenues and more than 600,000 clients worldwide, is one of the largest providers of a broad range of premier, mission-critical, cost-effective transaction processing and information-based business solutions.

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Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006 (B)	2005 (C)	2006 (B)	2005 (C)
Revenues, other than interest on funds
held for Employer Services' clients and
PEO revenues	$2,074.8	$1,926.3	$5,497.3	$5,093.2
Interest on funds held for
Employer Services' clients	166.2	124.5	393.5	300.3
PEO revenues (A)	197.6	164.2	516.9	423.1
Total revenues	2,438.6	2,215.0	6,407.7	5,816.6

Operating expenses	1,148.5	1,015.5	3,036.3	2,702.0
Selling, general and administrative expenses	517.3	485.5	1,432.5	1,339.6
Systems development and programming costs	146.6	136.5	434.5	399.8
Depreciation and amortization	70.9	69.6	213.5	204.2
Other income, net	(16.1)	(1.3)	(27.5)	(24.2)
Total expenses	1,867.2	1,705.8	5,089.3	4,621.4

Earnings from continuing operations
before income taxes	571.4	509.2	1,318.4	1,195.2

Provision for income taxes	215.9	190.2	499.1	446.6

Net earnings from continuing operations	$355.5	$319.0	$819.3	$748.6

Earnings from discontinued operations, net of provision for
income taxes of $7.6 and $9.4 for the three months
ended March 31, 2006 and 2005, respectively, and
$15.5 and $23.3 for the nine months ended March 31,
2006 and 2005, respectively	15.1	19.4	31.0	48.1

Net earnings	$370.6	$338.4	$850.3	$796.7

Basic earnings per share from continuing operations	$0.62	$0.55	$1.42	$1.28
Basic earnings per share from discontinued operations	$0.03	$0.03	$0.05	$0.08
Basic earnings per share	$0.64	$0.58	$1.47	$1.37

Diluted earnings per share from continuing operations	$0.61	$0.54	$1.41	$1.27
Diluted earnings per share from discontinued operations	$0.03	$0.03	$0.05	$0.08
Diluted earnings per share	$0.64	$0.57	$1.46	$1.35

Dividends per common share	$0.1850	$0.1550	$0.5250	$0.4500

(A) Net of pass-through costs of $1,957.6 and $1,531.9 for the three months ended March 31, 2006 and 2005, respectively, and $5,167.5 and $4,033.4 for the nine months ended March 31, 2006 and 2005, respectively.

(B) The Consolidated Statements of Earnings for the three and nine months ended March 31, 2006 reflect the results of the Company on an "as reported" basis and include incremental stock compensation expense relating to the Company's stock compensation plans of $7.6 and $23.5 in operating expenses, $19.8 and $61.9 in selling, general and administrative expenses and $7.8 and $24.4 in systems development and programming costs, respectively, as well as a related tax benefit of $9.9 and $30.3 in provision for income taxes for the three and nine months ended March 31, 2006, respectively, in accordance with SFAS No. 123R, "Share-Based Payment," which the Company adopted as of July 1, 2005.

(C) The Consolidated Statements of Earnings for the three and nine months ended March 31, 2005 reflect the results of the Company on an "as reported" basis and do not include incremental stock compensation expense.

In order to show the results for the three and nine months ended March 31, 2006 and 2005 on a comparable basis, adjustments for incremental stock compensation expense relating to the Company's stock compensation plans are shown in the Consolidated
Statements of Earnings - Comparable Basis, as Adjusted for Stock Compensation Expense for the Three & Nine Months Ended
March 31, 2005 that follows.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings - Comparable Basis, as Adjusted for Stock Compensation Expense
for the Three & Nine Months Ended March 31, 2005
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006 (B)	2005 (C)	2006 (B)	2005 (C)
Revenues, other than interest on funds
held for Employer Services' clients and
PEO revenues	$2,074.8	$1,926.3	$5,497.3	$5,093.2
Interest on funds held for
Employer Services' clients	166.2	124.5	393.5	300.3
PEO revenues (A)	197.6	164.2	516.9	423.1
Total revenues	2,438.6	2,215.0	6,407.7	5,816.6

Operating expenses	1,148.5	1,025.0	3,036.3	2,731.8
Selling, general and administrative expenses	517.3	505.7	1,432.5	1,408.9
Systems development and programming costs	146.6	146.6	434.5	431.6
Depreciation and amortization	70.9	69.6	213.5	204.2
Other income, net	(16.1)	(1.3)	(27.5)	(24.2)
Total expenses	1,867.2	1,745.6	5,089.3	4,752.3

Earnings from continuing operations
before income taxes	571.4	469.4	1,318.4	1,064.3

Provision for income taxes	215.9	179.1	499.1	409.9

Net earnings from continuing operations	$355.5	$290.3	$819.3	$654.4

Earnings from discontinued operations, net of provision for
income taxes of $7.6 and $8.8 for the three months
ended March 31, 2006 and 2005, respectively, and
$15.5 and $21.4 for the nine months ended March 31,
2006 and 2005, respectively	15.1	17.8	31.0	42.7

Net earnings	$370.6	$308.1	$850.3	$697.1

Basic earnings per share from continuing operations	$0.62	$0.50	$1.42	$1.12
Basic earnings per share from discontinued operations	$0.03	$0.03	$0.05	$0.07
Basic earnings per share	$0.64	$0.53	$1.47	$1.19

Diluted earnings per share from continuing operations	$0.61	$0.49	$1.41	$1.11
Diluted earnings per share from discontinued operations	$0.03	$0.03	$0.05	$0.07
Diluted earnings per share	$0.64	$0.52	$1.46	$1.18

Dividends per common share	$0.1850	$0.1550	$0.5250	$0.4500

(A) Net of pass-through costs of $1,957.6 and $1,531.9 for the three months ended March 31, 2006 and 2005, respectively, and $5,167.5 and $4,033.4 for the nine months ended March 31, 2006 and 2005, respectively.

(B) The Consolidated Statements of Earnings for the three and nine months ended March 31, 2006 reflect the results of the Company on an "as reported" basis and include incremental stock compensation expense relating to the Company's stock compensation plans of $7.6 and $23.5 in operating expenses, $19.8 and $61.9 in selling, general and administrative expenses and $7.8 and $24.4 in systems development and programming costs, respectively, as well as a related tax benefit of $9.9 and $30.3 in provision for income taxes for the three and nine months ended March 31, 2006, respectively, in accordance with SFAS No. 123R, "Share-Based Payment," which the Company adopted as of July 1, 2005.

(C) The adjusted Consolidated Statements of Earnings for the three and nine months ended March 31, 2005 include adjustments for incremental stock compensation expense relating to the Company's stock compensation plans of $9.5 and $29.8 in operating expenses, $20.2 and $69.3 in selling, general and administrative expenses and $10.1 and $31.8 in systems development and programming costs, respectively, as well as a related tax benefit of $11.1 and $36.7 in provision for income taxes for the three and nine months ended March 31, 2005, respectively.

Tables showing fiscal 2005 quarterly detail, as adjusted for stock compensation expense related to the Company's stock compensation plans, are posted to the investor relations homepage of our website at www.adp.com under "financial data."

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005 (B)	2006	2005 (B)
Revenues (A)
Employer Services	$1,652.1	$1,510.5	$4,324.1	$3,951.2
Brokerage Services	482.9	455.1	1,203.8	1,106.9
Dealer Services	300.4	249.2	824.3	735.3
Securities Clearing and Outsourcing Services	20.6	21.8	58.1	37.2
Other (B)	(17.4)	(21.6)	(2.6)	(14.0)
	$2,438.6	$2,215.0	$6,407.7	$5,816.6

Pre-tax earnings from continuing operations (A)
Employer Services	$502.9	$452.9	$1,083.8	$958.1
Brokerage Services	64.3	71.6	171.2	163.6
Dealer Services	38.0	38.0	119.4	112.7
Securities Clearing and Outsourcing Services	(6.6)	(9.3)	(26.0)	(14.5)
Other (B)	(27.2)	(83.8)	(30.0)	(155.6)
	$571.4	$469.4	$1,318.4	$1,064.3

(A) Prior year's segment results were adjusted to reflect fiscal year 2006 budgeted foreign exchange rates.

(B) Fiscal year 2005 adjusted to include incremental stock compensation expense of $39.8 and $130.9 for the three and nine months ended March 31, 2005, respectively.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Components of Other Income, net:
Interest income on corporate funds	$(23.9)	$(15.2)	$(95.6)	$(66.2)
Interest expense	7.0	3.6	51.3	22.5
Realized losses (gains) on
available-for-sale securities, net	0.8	10.3	16.8	19.5
Total other income, net	$(16.1)	$(1.3)	$(27.5)	$(24.2)

Earnings per share information:
Net earnings from continuing operations	$355.5	$319.0	$819.3	$748.6
Net earnings	$370.6	$338.4	$850.3	$796.7
Basic weighted average shares outstanding	577.5	584.0	577.0	583.6
Basic earnings per share from continuing operations	$0.62	$0.55	$1.42	$1.28
Basic earnings per share	$0.64	$0.58	$1.47	$1.37

Diluted net earnings from continuing operations	$355.7	$319.3	$820.1	$749.4
Diluted net earnings	$370.8	$338.6	$851.1	$797.4
Diluted weighted average shares outstanding	582.8	590.5	582.7	590.5
Diluted earnings per share from continuing operations	$0.61	$0.54	$1.41	$1.27
Diluted earnings per share	$0.64	$0.57	$1.46	$1.35

	Three Months Ended	Nine Months Ended
	March 31, 2005	March 31, 2005
	Comparable Basis,	Comparable Basis,
	As Adjusted for Stock	As Adjusted for Stock
	Compensation Expense	Compensation Expense
Net earnings from continuing operations	$290.3	$654.4
Net earnings	$308.1	$697.1
Basic weighted average shares outstanding	584.0	583.6
Basic earnings per share from continuing operations	$0.50	$1.12
Basic earnings per share	$0.53	$1.19

Diluted net earnings from continuing operations	$290.6	$655.2
Diluted net earnings	$308.4	$697.9
Diluted weighted average shares outstanding	590.5	590.5
Diluted earnings per share from continuing operations	$0.49	$1.11
Diluted earnings per share	$0.52	$1.18

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data (Continued)
(Dollars in millions, except per share amounts)
(Unaudited)

Three Months Ended	Nine Months Ended
March 31,	March 31,
2006	2005	2006	2005
Key Statistics:
Internal revenue growth:
Employer Services	10%	9%	10%	7%
Brokerage Services	6%	9%	9%	10%
Dealer Services	4%	4%	4%	6%
Average investment balances at cost (in billions):
Corporate investments	$2.1	$2.2	$3.4	$3.1
Funds held for clients	16.3	14.8	13.2	11.9
Total	$18.4	$17.0	$16.6	$15.0
Average interest rates earned exclusive of
realized losses (gains) on:
Corporate investments	4.48%	2.81%	3.77%	2.77%
Funds held for clients	4.14%	3.40%	3.96%	3.42%
Total	4.18%	3.33%	3.92%	3.29%

Fiscal 2006 earnings per share guidance
Fiscal	Fiscal	Year-Over-Year
2005	2006 (F)	Growth (F)
Diluted EPS, as reported:
Continuing Operations	$1.69
Discontinued Operations
Brokerage Services Financial Print Business	-
Claims Services Business	0.10
Diluted EPS, as reported	$1.79

Less: Pro forma EPS impact of stock
compensation expense on:
Continuing Operations	0.21
Discontinued Operations
Brokerage Services Financial Print Business	-
Claims Services Business	0.01
Pro forma EPS impact of stock compensation
expense	0.22

Diluted EPS assuming stock compensation
expensed in both periods:
Continuing Operations	$1.48	$1.83 - $1.86	24% - 26%
Discontinued Operations
Brokerage Services Financial Print Business	-	(0.02)
Claims Services Business	0.09	0.88 - 0.92
Diluted EPS, assuming stock
compensation expensed in both periods	$1.57	(P)	$2.69 - $2.76

Diluted EPS assuming stock compensation
not expensed in either period:
Continuing Operations	$1.69	$2.01 - $2.04	19% - 21%
Discontinued Operations
Brokerage Services Financial Print Business	-	(0.02)
Claims Services Business	0.10	0.89 - 0.93
Diluted EPS, assuming stock
compensation not expensed in either period	$1.79	$2.88 - $2.95	(P)

(F) Forecast
(P) Pro forma

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	March 31,	June 30,
	2006	2005
	(Unaudited)
Assets
Cash and cash equivalents/Short-term
marketable securities	$1,620.8	$1,549.4
Securities clearing receivables	962.2	965.2
Other current assets	1,830.1	1,693.8
Assets of discontinued operations	611.5	661.5
Total current assets	5,024.6	4,869.9

Long-term marketable securities	353.4	447.9
Property, plant and equipment, net	742.8	637.9
Other non-current assets	4,128.3	3,762.2
Funds held for clients	22,394.1	17,897.5
Total assets	$32,643.2	$27,615.4

Liabilities and Stockholders' Equity
Securities clearing payables	$761.5	$745.2
Other current liabilities	1,941.3	1,896.5
Liabilities of discontinued operations	176.6	215.9
Total current liabilities	2,879.4	2,857.6

Long-term debt	74.3	75.7
Other non-current liabilities	1,029.9	1,039.0
Client funds obligations	22,615.8	17,859.2
Total liabilities	26,599.4	21,831.5

Total stockholders' equity	6,043.8	5,783.9
Total liabilities and stockholders' equity	$32,643.2	$27,615.4

This release and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP’s success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations, employee benefits and registered clearing agencies and broker-dealers; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; stock market activity; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Automatic Data Processing, Inc.

ADP Investor Relations
Elena Charles, 973.974.4077
Debbie Morris, 973.974.7821
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